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                                                                            NEWS
FRB | WEBER SHANDWICK
    | FINANCIAL COMMUNICATIONS



AT THE COMPANY:                       AT FRB|WEBER SHANDWICK
Paul Schmitt                          Tad Gage                Lisa Fortuna
Chief Financial Officer               General Info            Analysts/Investors
(630) 860-3560                        (312) 640-6745          (312) 640-6779

FOR IMMEDIATE RELEASE
TUESDAY, APRIL 30, 2002

                 M-WAVE ANNOUNCES FIRST QUARTER RESULTS FOR 2002

BENSENVILLE, ILL., APRIL 30, 2002--M~Wave, Inc. (Nasdaq: MWAV), a value added service provider of high performance circuit boards used in a variety of digital and high frequency applications, announced net sales of $8,314,000 for the quarter ended March 31, 2002 and a net profit of $343,000 or $0.08 per share compared to net sales of $22,526,000 and a net income of $2,076,000 or $0.45 per share for the quarter ended March 31, 2001. Results for the first quarter were in line with expectations. The first quarter of 2002 was fairly flat when compared to fourth quarter 2001 net sales of $8,238,000 and net income of $469,000 or $.11 per share. The fourth quarter 2001 included a gain of $.05 per share relating to the sale of the facility in Texas.

         Cash levels increased from $2,103,000 at December 31, 2001 to $3,045,000 at March 31, 2002. accounts receivables were down $2,196,000, inventories were up $1,365,000 and accounts payables were up $823,000 from December 31, 2001. The Company purchased $1,202,000 of property plant and equipment mainly related to the new facility in West Chicago during the first quarter of 2002. The Company plans to spend approximately $3,000,000 on property plant and equipment in 2002.

         "Our first quarter results of 2002 were in line with expectations marking this as M-Wave's 10th consecutive quarter of profitability," said Joseph
A. Turek, Chairman and Chief Executive Officer, "however, the economy is not recovering as quickly as expected and our Telecom business has slowed a bit. We expect our second quarter 2002 revenue to be between $5 and $10 million. Our strategy is to continue to reduce our dependence on the Telecom industry and focus our growth on the Digital side of our business. Although our annual results for this year are dependent on generating new virtual manufacturing customers and the economic recovery, we expect to be profitable in 2002."

         Turek went on to say, "the new state-of-the-art prototype facility in West Chicago is up and running. We have increased our sales force with the addition of three Sales Managers, added 12 new sales representative organizations and are calling on 103 new customers. Our core strategy of customer relationship sales is the key to our virtual manufacturing concept. Our goal is to sign one new supply chain contract each month bringing our total contracts to approximately 15 by year end."

         The Company signed six new supply chain contracts during the first quarter of 2002 representing approximately $19,000,000 in annual revenues.

         Join M~Wave on its quarterly Conference call on Wednesday, May 1, 2002 at 10:00 am CST at 703-871-3599 or 877-817-7175 at least five minutes before start time or on www.vcall.com.


FRB | Weber Shandwick Worldwide serves as financial relations counsel to this company, is acting on the company's behalf in issuing this bulletin and receiving compensation therefor. The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.


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About M~Wave:

         Established in 1988 and headquartered in the Chicago suburb of Bensenville, Ill., M-Wave is a value-added service provider of high performance circuit boards. The Company's products are used in a variety of telecommunications and industrial electronics applications. M-Wave services customers like Lucent Technologies and Motorola, Inc. with its patented bonding technology, Flexlink IITM and its supply chain management program called Virtual Manufacturing. The Company trades on the Nasdaq National market under the symbol "MWAV". Visit the Company on its web site at www.mwav.com.

         This news release contains predictions, estimates and other forward-looking statements that involve a number of risks and uncertainties. While this outlook represents our current judgement on the future direction of the business, such risks and uncertainties could cause actual results to differ materially from any future performance suggested above. Factors that could cause actual results to differ include the following: the Company's relationship and contractual arrangements with key customers; dependence on suppliers and subcontractors for circuit board components; successful award of contracts under bid; a highly competitive environment; design and production delays; cancellation or reductions of contract orders; effective utilization of existing and new manufacturing resources; pricing pressures by key customers; and other factors detailed in the Company's Securities and Exchange Commission filings.

                            -FINANCIAL TABLES FOLLOW-

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                                  M~WAVE, Inc.
                           CONSOLIDATED BALANCE SHEETS

                                                                (unaudited)
                                              December 31         March 31
                                                  2001              2002
                   ASSETS
CURRENT ASSETS:
    Cash and cash equivalents                $  2,102,784    $  3,044,595
    Accounts receivable, net of
     allowance for doubtful accounts,
     2001- $100,000: 2002- $100,000             8,829,686       6,633,669
    Inventories                                 1,564,008       2,928,758
    Refundable income taxes                             0         139,271
    Deferred income taxes                       1,313,644       1,150,390
    Prepaid expenses and other                    105,613          95,507
    Restricted cash                               604,489         969,638
                                             ------------    ------------
        Total current assets                   14,520,224      14,961,828
PROPERTY, PLANT AND EQUIPMENT:
    Land, buildings and improvements            7,219,799       7,594,397
    Machinery and equipment                    13,062,860      13,890,213
                                             ------------    ------------
        Total property, plant and
         equipment                             20,282,659      21,484,610
    Less accumulated depreciation and
     amortization                              (7,836,882)     (8,214,882)
                                             ------------    ------------
        Property, plant and
         equipment-net                         12,445,777      13,269,728
OTHER ASSETS                                      331,731         308,979
                                             ------------    ------------
TOTAL                                        $ 27,297,732    $ 28,540,535
                                             ============    ============

      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
    Accounts payable                         $  3,112,370    $  3,935,340
    Accrued expenses                            1,491,547       1,181,889
    Accrued income taxes                          152,931               0
    Current portion of long-term debt           1,378,767       1,378,767
                                             ------------    ------------
        Total current liabilities               6,135,615       6,495,996


DEFERRED INCOME TAXES                             663,830         500,576
LONG-TERM DEBT                                  2,743,527       3,445,926
STOCKHOLDERS' EQUITY:
    Preferred stock, $.01 par value;
     authorized, 1,000,000
     shares; no shares issued                           0               0
    Common stock, $.01 par value;
     authorized, 10,000,000 shares
     6,179,112 shares issued and
     4,456,294 shares outstanding
     at December 31, 2001 and March
     31, 2002                                      30,895          30,895
    Additional paid-in capital                  8,439,072       8,439,072
    Retained earnings                          11,512,072      11,855,349
    Treasury stock, at cost,
     1,606,928 shares, at December
     31, 2001 and March 31, 2002               (2,227,279)     (2,227,279)
        Total stockholders' equity             17,754,760      18,067,142
                                             ------------    ------------
TOTAL                                        $ 27,297,732    $ 28,509,640
                                             ============    ============

       See notes to consolidated financial statements.



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                                  M~WAVE, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (unaudited)


                                      Three months ended March 31,
                                          2001             2002

Net sales                             $ 22,526,120    $  8,313,754
Cost of goods sold                      17,589,054       6,697,973
                                      ------------    ------------
  Gross profit                           4,937,066       1,615,781

Operating expenses:
  General and administrative               885,247         593,276
  Selling and marketing                    471,029         482,058
                                      ------------    ------------
    Total operating expenses             1,356,276       1,075,334
                                      ------------    ------------

  Operating income                       3,580,790         540,447

Other income (expense):
  Interest income                           19,335          62,893
  Interest expense                        (217,958)        (42,265)
  Rental income                             51,000               0
                                      ------------    ------------
    Total other income (expense)          (147,623)         20,628
                                      ------------    ------------

    Income before income  taxes          3,433,167         561,075

Provision for income taxes               1,357,192         217,798
                                      ------------    ------------
Net income                            $  2,075,975    $    343,277
                                      ============    ============

Weighted average shares outstanding      4,572,184       4,456,294

Basic earnings per share              $       0.45    $       0.08
                                      ============    ============

       See notes to consolidated financial statements.



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                                  M~WAVE, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (unaudited)


                                        Three months ended March 31,
                                             2001           2002
OPERATING ACTIVITIES:
  Net income                             $ 2,075,975    $   343,277
  Adjustments to reconcile net income
   to net cash flows
   from operating activities:
      Depreciation and amortization      $   398,490    $   378,000
    Changes in assets and
     liabilities:
      Accounts receivable-trade          $ 1,948,279    $ 2,196,017
      Inventories                        $ 2,030,895    $(1,364,750)
      Income taxes                       $ 1,297,192    $  (292,202)
      Prepaid expenses and other
       assets                            $   (60,686)   $    32,858
      Restricted cash                    $         0    $  (365,149)
      Accounts payable                   $  (976,107)   $   822,970
      Accrued expenses                   $    81,410    $  (309,658)
                                         -----------    -----------
         Net cash flows provided by
          operating activities           $ 6,795,448    $ 1,441,363

INVESTING ACTIVITIES:
  Purchase of property, plant and
   equipment                             $(1,557,974)   $(1,201,951)
     Net cash flows used in
      investing activities               $(1,557,974)   $(1,201,951)

FINANCING ACTIVITIES:
  Long term debt                         $         0    $   717,090
  Payments on short and long term debt   $(2,884,710)   $   (14,691)
                                         -----------    -----------
     Net cash flows used in
      (provided by) financing
       activities                        $(2,884,710)   $   702,399

NET INCREASE IN CASH AND CASH
 EQUIVALENTS                             $ 2,352,764    $   941,811

CASH AND CASH EQUIVALENTS - Beginning
 of period                               $ 1,230,999    $ 2,102,784
                                         -----------    -----------
CASH AND CASH EQUIVALENTS - End of
 period                                  $ 3,583,763    $ 3,044,595

Supplemental Disclosures of Cash Flow
 Information:

    Cash paid during the period for
     interest                            $   217,958    $    42,226
    Income tax refunds/ (payments)       $         0    $   510,000


       See notes to consolidated financial statements.